Exhibit 10.2

November 15, 2017

Mr. Danny Sutton Via hand delivery

Dear Danny:

I am delighted to promote you to the position of President of Alico Citrus. This position will report directly to me, the Chief Executive Officer and you will be based in the Arcadia office with frequent travel to our grove locations as needed.

The following revises your compensation package:

•	Revised annual base salary of $225,000 paid on a weekly basis through our payroll process, effective today, November 15; 2017;

•	Discretionary Performance Bonus of 0-40% of salary ($0-90,000) based on your attainment of performance objectives which will be mutually agreed upon each fiscal year;

•	You will be entitled to 4 weeks (20 days) Paid Time Off annually, beginning January 1, 2018 in accordance with current Alico policies and procedures;

•

In the event that you are terminated without cause while employed by Alico Inc. as President of Alico Citrus, you will be entitled 26 weeks of severance; this amount will increase to 52 weeks of severance if you are terminated after December 31, 2019 and 78 weeks of severance if you are terminated after December 31, 2020.  Severance will be limited to 78 weeks after 2020, but in the event of Alico having a change of control at any time, severance will be 78 weeks.  Severance shall be defined as your current annual salary paid on a weekly basis through the regular payroll process following your execution of a release and the release becoming effective and irrevocable in accordance with its terms by no later than the

55th day immediately following the date that you incur a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986; and

•	You are granted a waiver to utilize your company vehicle for personal use, including towing.

Please confirm your acceptance of this offer by signing below and returning no later than November 17th, 2017 to Ginnie White, Director of Human Resources at gwhite@alicoinc.com.

Sincerely Yours,

Remy W. Trafelet
President and CEO

/s/ Danny Sutton	11/17/17
ACCEPTED BY:	DATE

10070 Daniels Interstate Court, Suite 100

Fort Myers, FL 33913